Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2019
THIRD QUARTER RESULTS

-- Record Sales for Quarter and Nine Months --

LOS ANGELES, CA – February 11, 2019 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today announced results for its fiscal 2019 third quarter ended December 31, 2018 – reflecting record sales for both the quarter and nine months on a reported and adjusted basis, and investments to support new business, product line expansion, and continued growth.

Net sales for the fiscal 2019 third quarter increased 20.6 percent to $124.1 million from $102.9 million for the same period a year earlier, predominantly as a result of increases in the company’s rotating electrical business.

Adjusted net sales for the fiscal 2019 third quarter increased 14.4 percent to $119.6 million from $104.5 million a year earlier.

“The company is at an important inflection point in its multi-year strategy to expand market share within existing and new product categories. We are encouraged by our growth and the progress we are making with our new product lines, as well as the build-out and ramp-up of our existing and expanding facilities,” said Selwyn Joffe, chairman, president and chief executive officer.

Net loss for the fiscal 2019 third quarter was $3.1 million, or $0.16 per share – reflecting the impact of the items listed below compared with net loss of $2.5 million, or $0.13 per share, a year ago.

Adjusted net income for the fiscal 2019 third quarter was $6.7 million, or $0.35 per diluted share, compared with $7.9 million, or $0.41 per diluted share, a year earlier.

The results for the quarter and gross margin were primarily impacted by five items totaling $9.7 million.

•	Customer allowances and stock adjustment costs of $2.7 million related to new business and product line expansion, including up-front costs and core buy back premium amortization expense.

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Motorcar Parts of America, Inc.
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•	Core sales of $7,753,000, less related cost of goods sold of $7,750,000, and a fixed cost of $767,000 in connection with the cancellation of a customer contract.

•
A non-cash write-down of $2.6 million associated with the quarterly revaluation for cores on customers’ shelves. (This does not affect the reimbursable amount for the full value of cores on the customers’ shelves should business with the customer be discontinued.)

•	Net tariff costs of $1.5 million paid for products sold before price increases were effective.

•	Transition costs of $2.1 million associated with the expansion of manufacturing and distribution capacity to support increased demand for products, including new brake product lines.

Gross profit for the fiscal 2019 third quarter was $21.2 million compared with $26.1 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2019 third quarter was 17.0 percent compared with 25.3 percent a year earlier.

Adjusted gross profit for the fiscal 2019 third quarter was $30.9 million compared with $30.7 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the three months was 25.8 percent compared with 29.4 percent a year earlier.

Adjusted gross margin for the quarter was impacted by several factors -- including higher freight and wage costs, higher returns, the introduction of electric vehicle test systems, overtime and other costs related to the increase in new business, and other strategic initiatives for long-term growth.

“Other than the wage inflation and higher freight costs, these margin headwinds are expected to reverse in the next fiscal year.  With respect to off-shore wage inflation, we are evaluating alternative operating efficiencies and pricing strategies,” Joffe said.

Nine-Month Results

Net sales for the fiscal 2019 nine-month period increased 11.7 percent to $343.7 million from $307.8 million a year earlier.

Adjusted net sales for the fiscal 2019 nine-month period increased 9.5 percent to $343.6 million from $313.7 million last year.

Net loss for the fiscal 2019 nine-month period was $5.1 million, or $0.27 per share, compared with net income of $10.9 million, or $0.56 per diluted share, in fiscal 2018.

Adjusted net income for the fiscal 2019 nine-month period was $21.2 million, or $1.10 per diluted share, compared with $26.5 million, or $1.37 per diluted share, in fiscal 2018.

Gross profit for the fiscal 2019 nine-month period was $63.2 million compared with $77.9 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2019 nine-month period was 18.4 percent compared with 25.3 percent a year earlier.

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Adjusted gross profit for the fiscal 2019 nine-month period was $89.8 million compared with $90.8 million a year ago.  Adjusted gross profit as a percentage of adjusted net sales for the nine months was 26.1 percent compared with 28.9 percent a year earlier.

Revenue Recognition

Effective April 1, 2018, the company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (“ASC 606”) using the full retrospective transition method. As a result, the prior year three and nine months ended December 31, 2017 were revised to reflect the adoption of the new revenue recognition accounting standards.  The effects of the adoption were an increase to previously reported revenues for the three and nine months ended December 31, 2017 of $1,165,000 and $1,029,000, respectively. The revenue changes were accompanied by related changes to cost of goods sold – an increase to previously reported cost of goods sold for the three and nine months ended December 31, 2017 of $984,000 and $225,000, respectively.

Also, as a result of the adoption of ASC 606 and the resultant changes in company policy, the effect on the consolidated balance sheets was to create contract asset and contract liability accounts to document those balance sheet items being impacted by the new revenue recognition requirements.  Additional information will be available in the company’s Form 10-Q filing later today.

Use of Non-GAAP Measures

This press release includes the following non-GAAP measures - adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin, which are not measures of financial performance under GAAP, and should not be considered as alternatives to net sales, net income (loss), EBITDA, income from operations, gross profit or gross profit margin as a measure of financial performance.  The Company believes these non-GAAP measures, when considered together with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, these non-GAAP measures have significant limitations in that they do not reflect all of the costs associated with the operations of the company’s business as determined in accordance with GAAP.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of adjusted net sales, adjusted net income (loss), adjusted EBITDA, adjusted gross profit and adjusted gross margin to their corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these adjustments.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

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Motorcar Parts of America, Inc.
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The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 11, 2019 through 8:59 p.m. Pacific time on February 18, 2019 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 6949168.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearing and hub assemblies, brake master cylinders, brake power boosters, rotors, brake pads and turbochargers utilized in imported and domestic passenger vehicles, light trucks and heavy-duty applications.  Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with facilities located in California, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia and Canada.  In addition, the company develops, designs and manufactures testing solutions for performance, endurance and production testing of alternators, starters, electric motors, batteries, inverters and belt starter generators for both the OE and aftermarket. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2018 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017

		(As Adjusted)		(As Adjusted)
Net sales	$124,113,000	$102,878,000	$343,720,000	$307,834,000
Cost of goods sold	102,952,000	76,817,000	280,496,000	229,894,000
Gross profit	21,161,000	26,061,000	63,224,000	77,940,000
Operating expenses:
General and administrative	12,331,000	11,915,000	33,419,000	26,418,000
Sales and marketing	5,149,000	4,048,000	14,078,000	10,899,000
Research and development	2,054,000	1,678,000	5,574,000	3,920,000
Total operating expenses	19,534,000	17,641,000	53,071,000	41,237,000
Operating income	1,627,000	8,420,000	10,153,000	36,703,000
Interest expense, net	5,764,000	3,953,000	16,538,000	10,789,000
(Loss) income before income tax (benefit) expense	(4,137,000)	4,467,000	(6,385,000)	25,914,000
Income tax (benefit) expense	(1,035,000)	6,994,000	(1,301,000)	15,026,000
Net (loss) income	$(3,102,000)	$(2,527,000)	$(5,084,000)	$10,888,000
Basic net (loss) income per share	$(0.16)	$(0.13)	$(0.27)	$0.58
Diluted net (loss) income per share	$(0.16)	$(0.13)	$(0.27)	$0.56
Weighted average number of shares outstanding:
Basic	18,810,702	19,069,152	18,861,617	18,814,967
Diluted	18,810,702	19,069,152	18,861,617	19,400,744

Note: Prior year three and nine months ended December 31, 2017 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective transition method.  Additionally, the Company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the Company’s September 30, 2018 Form 10-Q.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2018	March 31, 2018
ASSETS	(Unaudited)	(As Adjusted)
Current assets:
Cash and cash equivalents	$8,591,000	$13,049,000
Short-term investments	2,868,000	2,828,000
Accounts receivable — net	54,761,000	63,174,000
Inventory— net	205,075,000	161,210,000
Inventory unreturned	10,746,000	7,508,000
Contract assets	26,965,000	23,206,000
Income tax receivable	12,887,000	7,972,000
Prepaid expenses and other current assets	7,946,000	8,608,000
Total current assets	329,839,000	287,555,000
Plant and equipment — net	32,349,000	28,322,000
Long-term deferred income taxes	7,607,000	6,698,000
Long-term contract assets	222,999,000	222,731,000
Goodwill	3,402,000	2,551,000
Intangible assets — net	8,762,000	3,766,000
Other assets	891,000	804,000
TOTAL ASSETS	$605,849,000	$552,427,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$101,730,000	$73,273,000
Accrued liabilities	13,382,000	12,048,000
Customer finished goods returns accrual	19,236,000	17,805,000
Contract liabilities	29,239,000	32,603,000
Revolving loan	78,406,000	54,000,000
Other current liabilities	5,019,000	4,471,000
Current portion of term loan	3,685,000	3,068,000
Total current liabilities	250,697,000	197,268,000
Term loan, less current portion	25,109,000	13,913,000
Long-term contract liabilities	42,527,000	48,183,000
Long-term deferred income taxes	234,000	226,000
Other liabilities	7,494,000	5,957,000
Total liabilities	326,061,000	265,547,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,812,102 and 18,893,102 shares issued and outstanding at December 31, 2018 and March 31, 2018, respectively	188,000	189,000
Additional paid-in capital	212,621,000	213,609,000
Retained earnings	74,172,000	78,510,000
Accumulated other comprehensive loss	(7,193,000)	(5,428,000)
Total shareholders’ equity	279,788,000	286,880,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$605,849,000	$552,427,000

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company’s financial results for the three and nine months ended December 31, 2018 and 2017. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three and nine months ended December 31, 2018 and 2017 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
GAAP Results:		(As Adjusted)		(As Adjusted)
Net sales	$124,113,000	$102,878,000	$343,720,000	$307,834,000
Net (loss) income	(3,102,000)	(2,527,000)	(5,084,000)	10,888,000
(Loss) income per share (EPS	(0.16)	(0.13)	(0.27)	0.56
Gross margin	17.0%	25.3%	18.4%	25.3%
Non-GAAP Adjusted Results:
Non-GAAP adjusted net sales	$119,630,000	$104,534,000	$343,592,000	$313,731,000
Non-GAAP adjusted net income	6,683,000	7,945,000	21,240,000	26,548,000
Non-GAAP adjusted diluted earnings per share (EPS)	0.35	0.41	1.10	1.37
Non-GAAP adjusted gross margin	25.8%	29.4%	26.1%	28.9%
Non-GAAP adjusted EBITDA	$16,190,000	$17,209,000	$48,961,000	$55,039,000

Note: Prior year three and nine months ended December 31, 2017 results reflect the adoption of the new revenue recognition accounting standards.  Effective April 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”) using the full retrospective transition method.  Additionally, the Company has revised its financial statements for each of the three years in the period ended March 31, 2018 and for the three months ended June 30, 2018.  As of June 30, 2018, the cumulative error for all periods previously reported was an understatement of net income of $2,938,000.  For further information, please see the Company’s September 30, 2018 Form 10-Q.  As of June 30, 2018, the cumulative impact to non-GAAP adjusted net income for all periods previously reported was an understatement of $1,220,000.

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
		(As Adjusted)		(As Adjusted)
GAAP net sales	$124,113,000	$102,878,000	$343,720,000	$307,834,000
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	673,000	-	673,000	2,496,000
Customer allowances related to new business	2,139,000	1,656,000	6,494,000	3,401,000
Impact of sales price increases related to tariffs	(309,000)	-	(309,000)	-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)	-	(6,986,000)	-
Adjusted net sales	$119,630,000	$104,534,000	$343,592,000	$313,731,000

Reconciliation of Non-GAAP Financial Measures	Exhibit 3

	Three Months Ended December 31,
	2018		2017
			(As Adjusted)
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(3,102,000)	$(0.16)	$(2,527,000)	$(0.13)
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	673,000	$0.04	-	$-
Customer allowances related to new business	2,139,000	$0.11	1,656,000	$0.09
Impact of sales price increases related to tariffs	(309,000)	$(0.02)	-	$-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)	$(0.36)	-	$-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	2,078,000	$0.11	803,000	$0.04
Revaluation - cores on customers’ shelves and inventory step-up amortization	2,619,000	$0.14	2,227,000	$0.11
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(51,000)	$(0.00)	-	$-
Tariff costs paid for products sold before price increases were effective	1,835,000	$0.10	-	$-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000	$0.40	-	$-
Operating expenses
Acquisition, financing, transition, severance, new business and other costs	1,410,000	$0.07	236,000	$0.01
Share-based compensation expenses	1,030,000	$0.05	914,000	$0.05
Mark-to-market losses (gains)	860,000	$0.04	1,784,000	$0.09
Interest
Write-off of debt issuance costs	-	$-	231,000	$0.01
Tax effected (a)	(3,263,000)	$(0.17)	(2,199,000)	$(0.11)
Tax charge for revaluation of deferred tax assets and liabilities	-	$-	4,275,000	$0.22
Transition tax on deemed repatriation of accumulated foreign income	-	$-	545,000	$0.03
Adjusted net income	$6,683,000	$0.35	$7,945,000	$0.41

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the three months ended December 31, 2018 and 35.5% for the three months ended December 31, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 4

	Nine Months Ended December 31,
	2018		2017
			(As Adjusted)
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(5,084,000)	$(0.27)	$10,888,000	$0.56
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	673,000	$0.03	2,496,000	$0.13
Customer allowances related to new business	6,494,000	$0.34	3,401,000	$0.18
Impact of sales price increases related to tariffs	(309,000)	$(0.02)	-	$-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)	$(0.36)	-	$-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	5,666,000	$0.29	803,000	$0.04
Revaluation - cores on customers’ shelves and inventory step-up amortization	11,466,000	$0.60	6,532,000	$0.34
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(51,000)	$(0.00)	(362,000)	$(0.02)
Tariff costs paid for products sold before price increases were effective	1,835,000	$0.10	-	$-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000	$0.40	-	$-
Operating expenses
Acquisition, financing, transition, severance, new business and other costs	3,085,000	$0.16	737,000	$0.04
Share-based compensation expenses	3,151,000	$0.16	2,658,000	$0.14
Mark-to-market losses (gains	1,628,000	$0.08	(1,251,000)	$(0.06)
Interest
Write-off of debt issuance costs	303,000	$0.02	231,000	$0.01
Tax effected (a)	(8,381,000)	$(0.44)	(4,405,000)	$(0.23)
Tax charge for revaluation of deferred tax assets and liabilities	-	$-	4,275,000	$0.22
Transition tax on deemed repatriation of accumulated foreign income	-	$-	545,000	$0.03
Adjusted net income	$21,240,000	$1.10	$26,548,000	$1.37

(a) Adjusted net income is calculated by applying an income tax rate of 25.0% for the nine months ended December 31, 2018 and 35.5% for the nine months ended December 31, 2017; this rate may differ from the period’s actual income tax rate

Reconciliation of Non-GAAP Financial Measures	Exhibit 5

	Three Months Ended December 31,
	2018		2017
			(As Adjusted)
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$21,161,000	17.0%	$26,061,000	25.3%
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	673,000		-
Customer allowances related to new business	2,139,000		1,656,000
Impact of sales price increases related to tariffs	(309,000)		-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)		-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	2,078,000		803,000
Revaluation - cores on customers’ shelves and inventory step-up amortization	2,619,000		2,227,000
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(51,000)		-
Tariff costs paid for products sold before price increases were effective	1,835,000		-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000		-
Total adjustments	9,748,000	8.8%	4,686,000	4.1%
Adjusted gross profit	$30,909,000	25.8%	$30,747,000	29.4%

Reconciliation of Non-GAAP Financial Measures	Exhibit 6

	Nine Months Ended December 31,
	2018		2017
			(As Adjusted)
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$63,224,000	18.4%	$77,940,000	25.3%
Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	673,000		2,496,000
Customer allowances related to new business	6,494,000		3,401,000
Impact of sales price increases related to tariffs	(309,000)		-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)		-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	5,666,000		803,000
Revaluation - cores on customers’ shelves and inventory step-up amortization	11,466,000		6,532,000
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(51,000)		(362,000)
Tariff costs paid for products sold before price increases were effective	1,835,000		-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000		-
Total adjustments	26,538,000	7.7%	12,870,000	3.6%
Adjusted gross profit	$89,762,000	26.1%	$90,810,000	28.9%

Reconciliation of Non-GAAP Financial Measures	Exhibit 7

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
		(As Adjusted)		(As Adjusted)
GAAP net (loss) income	$(3,102,000)	$(2,527,000)	$(5,084,000)	$10,888,000
Interest expense, net	5,764,000	3,953,000	16,538,000	10,789,000
Income tax (benefit) expense	(1,035,000)	6,994,000	(1,301,000)	15,026,000
Depreciation and amortization	1,715,000	1,169,000	4,933,000	3,322,000
EBITDA	$3,342,000	$9,589,000	$15,086,000	$40,025,000

Adjustments:
Net sales
Return and stock adjustment accruals related to new business and product line expansion	673,000	-	673,000	2,496,000
Customer allowances related to new business	2,139,000	1,656,000	6,494,000	3,401,000
Impact of sales price increases related to tariffs	(309,000)	-	(309,000)	-
Core sales and a fixed cost in connection with a cancelled contract	(6,986,000)	-	(6,986,000)	-
Cost of goods sold
New product line start-up and ramp-up costs, and transition expenses	1,969,000	803,000	5,399,000	803,000
Revaluation - cores on customers’ shelves and inventory step-up amortization	2,619,000	2,227,000	11,466,000	6,532,000
Cost of customer allowances and stock adjustment accruals related to new business and product line expansion	(51,000)	-	(51,000)	(362,000)
Tariff costs paid for products sold before price increases were effective	1,835,000	-	1,835,000	-
Cost of goods sold for cores recorded in connection with a cancelled contract	7,750,000	-	7,750,000	-
Operating expenses
Acquisition, financing, transition (a), severance, new business and other costs	1,319,000	236,000	2,825,000	737,000
Share-based compensation expenses	1,030,000	914,000	3,151,000	2,658,000
Mark-to-market losses (gains)	860,000	1,784,000	1,628,000	(1,251,000)
Adjusted EBITDA	$16,190,000	$17,209,000	$48,961,000	$55,039,000

(a) Of the total new product line start-up and ramp-up costs, and transition expenses of $2,078,000 and $5,666,000 for the three and nine months ended December 31, 2018, and transition expenses included in other operating expense adjustments of $1,410,000 and $3,085,000 for the three and nine months ended December 31, 2018, $200,000 and $527,000 represents depreciation and amortization expense